United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2025

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40579	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2025 (the "Effective Date"), Cadiz Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) with Lytton Rancheria of California, a federally recognized Native American tribe (“Lytton”), pursuant to which Lytton will provide the first tranche of capital (the “Tribal Investment”) for construction of the Mojave Groundwater Bank project, the Company’s water supply and groundwater banking project in the eastern Mojave Desert (the “Project”). The Agreement represents the first tranche of up to approximately $450 million in total equity capital being raised by the Company through its special purpose entity, Mojave Water Infrastructure Company, LLC (“MWI”), as described further below, to construct, own and operate the Mojave Groundwater Bank (the “Project Financing”).

Under the terms of the Agreement, Lytton will provide an unsecured term loan in an aggregate principal amount of up to $51,000,000 to the Company, to be used by the Company for development and capital expenses related to construction of the Project prior to the initial closing of the Project Financing, and completion of certain development milestones. Upon the initial closing of the Project Financing, the Tribal Investment will convert, at Lytton’s election, into a majority interest in the storage cash flows from the Mojave Groundwater Bank, which Lytton would then contribute to MWI, in exchange for equity interests in MWI on the same economic terms offered to other equity investors in MWI, as described further below. MWI will own certain Project infrastructure assets and cash flows to be contributed by the Company to MWI upon the initial closing of the Project Financing.

The Agreement follows a Letter of Intent executed between Lytton and the Company in November 2024 outlining Lytton’s proposed $51 million investment to secure tribal ownership in what is expected to be the largest new groundwater bank in the Southwest. The Tribal Investment is assignable by Lytton to include other Native American Tribes.

Under the Agreement, the Company at its election may draw up to $51 million in one or more installments beginning on the Effective Date and ending April 30, 2027. Funds are to be used to finance, construct, develop, own, and operate the Project, reimburse the Company for prior expenditures related to those purposes, and pay legal, accounting, due diligence, and SEC registration or prospectus filing costs associated with the Agreement. The Company expects to make an initial draw of $15 million for reimbursement of Project expenses and support development activities, including equipment deposits for construction of the Northern Pipeline expected in 2026, in advance of entering into definitive agreements with other MWI investors.

Following full funding of the Tribal Investment under the Agreement, at Lytton’s election, the outstanding principal and accrued interest of the Tribal Investment may be converted into a contractual right to receive a share of future cash flows from the Company’s water-storage rights (the “Storage Cash Flows Right”), which entitles Lytton to receive 51% of the cash flows generated from the Company’s water-storage operations, provided that Lytton contributes the Storage Cash Flows Right to MWI in exchange for its ownership interest in MWI on the same economic terms offered to other equity investors in MWI.

The unsecured term loan bears interest at a fixed rate of 8% per annum, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year. Interest may be paid in cash or, upon mutual agreement between the Company and Lytton, in shares of the Company’s common stock determined in accordance with the Agreement. The Tribal Investment matures 66 months after the Effective Date (the “Initial Maturity Date”) which may be extended up to an additional 60 months after the Initial Maturity Date (as extended, the “Maturity Date”) if any principal amount remains outstanding as of the Initial Maturity Date.

In connection with the Agreement, the Company agreed to issue shares of its common stock to Lytton as follows:

●	upon execution of the Agreement, a commitment fee of 600,000 shares (the “Commitment Fee Shares”);

●	on each funding date, a funding fee of 25,000 shares per $1 million of principal amount funded (the “Funding Fee Shares”);and

●	in the event the Tribal Investment is extended beyond the Initial Maturity Date, an extension fee of 800,000 shares (the “Extension Fee Shares”).

The Company is registering the Commitment Fee Shares and Funding Fee Shares pursuant to its effective shelf registration statement on Form S-3 and a prospectus supplement thereunder.

The Agreement includes customary representations, warranties, covenants, conditions precedent, and events of default, including non-payment, failure to issue required shares, covenant breaches, material misrepresentations, certain cross-defaults, judgments, material adverse events, failure to maintain required governmental approvals for the Project, and insolvency events. Upon an event of default, Lytton may accelerate the Tribal Investment, cease further funding, and exercise available remedies.

The foregoing summary of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this current report on Form 8-K is incorporated herein by reference to the extent required to be set forth herein.

Item 7.01 Regulation FD Disclosure.

On October 28, 2025, the Company issued a press release regarding its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 8.01. Other Events.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Norton Rose Fulbright US LLP, relating to the validity of the issuance and sale of the Commitment Fee Shares and Funding Fee Shares (each as defined in Item 1.01 above), which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “would,” “will,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” These forward-looking statements include, but are not limited to, statements concerning the timing, amount, availability and use of proceeds from the Tribal Investment and drawdowns thereunder; the anticipated conversion of the Tribal Investment into a majority interest in the cash flows from the Mojave Groundwater Bank and contribution to MWI; the structure, timing, size and terms of the anticipated Project Financing, including the Company’s plan to raise equity capital through MWI; the Company’s expectations regarding ownership, operation and cash flows of the Mojave Groundwater Bank; the expected timing and development milestones for the Mojave Groundwater Bank and related infrastructure; the potential issuance of additional shares, including any Funding Fee Shares and Extension Fee Shares, and the potential payment of interest in shares of the Company’s common stock. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results or events to differ materially from those reflected in the Company’s forward-looking statements include risks related to the Company’s ability to satisfy the conditions precedent to funding under the Agreement and to draw the full amount of the Tribal Investment; Lytton’s performance of its obligations and the Company’s ability to negotiate and close the anticipated Project Financing on acceptable terms and within expected timeframes; the election, timing and mechanics of any conversion of the Tribal Investment and the Company’s and Lytton’s ability to consummate the contribution of the Storage Cash Flows Right to MWI on the expected terms; the Company’s ability to raise additional equity capital for MWI; dilution and market conditions affecting the issuance and resale of the Company’s common stock; and other risks and uncertainties and other factors and considerations detailed in the Company’s SEC filings including its annual report on Form 10-K for the year ended December 31, 2024 and subsequent Exchange Act and Securities Act filings. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Norton Rose Fulbright US LLP
10.1*	Credit Agreement, dated as of October 27, 2025, by and between the Company and Lytton Rancheria of California
23.1	Consent of Norton Rose Fulbright US LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

Date: October 28, 2025	By:	/s/ Stanley Speer
Stanley Speer
Chief Financial Officer

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